                                                                    EXHIBIT 99.8

             CONSENT OF PERSON NAMED AS ABOUT TO BECOME A DIRECTOR

     Pursuant to Rule 438 promulgated under the Securities Act of 1933, I, Thomas R. Wall, IV, hereby consent to be named as a person about to become a director of Citation Corporation in the Registration Statement on Form S-4 of Citation Corporation dated September 8, 1999.



                                    /s/ Thomas R. Wall, IV
                                    -----------------------------------
                                    Thomas R. Wall, IV

Dated: September 8, 1999